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                                                                    EXHIBIT 23.5

The Board of Directors
Southern Mineral Corporation

     We consent to the use of our report included herein, and our report on the financial statements of BEC Energy Inc. incorporated herein by reference and to the reference of our firm under the heading "Experts" in the prospectus.

                                          KPMG Peat Marwick LLP

Houston, Texas
October 1, 1997